UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

GORES HOLDINGS VII, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40091	85-3010689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6260 Lookout Road, Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(303) 531-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GSEV	Nasdaq Capital Market
Warrants	GSEVW	Nasdaq Capital Market
Units	GSEVU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the special meeting of stockholders of Gores Holdings VII, Inc. (the “Company”) held on December 15, 2022 (the “Special Meeting”) stockholders of the Company approved (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) and (ii) an amendment to the Investment Management Trust Agreement, dated February 25, 2021, by and between the Company and Computershare Trust Company, N.A., as trustee (the “Trust Agreement”), to allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and units comprised of one share of Class A Common Stock and one-eighth of one warrant (the “Units” and together with the Class A Common Stock, the “Public Shares”) in advance of the Company’s contractual expiration date of February 25, 2023 by accelerating the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from February 25, 2023 to the later of (x) December 15, 2022 or (y) the date of effectiveness of the Charter Amendment (the “Amended Termination Date”).

The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 15, 2022. The foregoing descriptions of the Charter Amendment and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 54,512,710 (79.29%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on November 22, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals (collectively, the “Proposals”) at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 23, 2022 (as supplemented from time to time, the “Proxy Statement”).

Proposal No. 1 – The Charter Amendment Proposal – to adopt the Charter Amendment to amend the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from February 25, 2023 to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
54,503,707	9,003	0	0

Proposal No. 2 – The Trust Amendment Proposal – to amend the Trust Agreement to change the date on which the trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
54,503,507	9,003	200	0

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01 Other Events

Since the Proposals were approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless. The Company expects to complete the Mandatory Redemption on or around December 16, 2022 at a per-share redemption price of approximately $10.01.

On December 15, 2022, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

10.1	Amendment to the Trust Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	GORES HOLDINGS VII, INC.

	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary